SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934



                Date of Report (Date of earliest event reported):
                                September 4, 2001


                            AMBANC HOLDING CO., INC.
           ----------------------------------------------------------
             (Exact name of Registrant as specified in its Charter)




          Delaware                   0-27036                 14-1783770
         ----------                 ---------               ------------
(State or other jurisdiction      (SEC File No.)    (IRS Employer Identification
      of incorporation)                                       Number)


11 Division Street, Amsterdam, New York                     12010-4303
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(Address of principal executive offices)                    (Zip Code)


Registrant's telephone number, including area code:       (518) 842-7200
                                                          --------------


                                 Not Applicable
          -------------------------------------------------------------
          (Former name or former address, if changed since last Report)

                      INFORMATION TO BE INCLUDED IN REPORT
                      ------------------------------------

Item 5.  Other Events
---------------------

         On September 4, 2001, the Registrant jointly announced that it had entered into a an Agreement and Plan of Merger (the "Agreement") with Hudson River Bank & Trust Company, Hudson, New York ("Hudson") for the merger of the Registrant with and into Hudson and the merger of the Registrant's wholly-owned subsidiary, Mohawk Community Bank, with and into Hudson (collectively, the "Merger"). In consideration of the Merger, each outstanding share of common stock of the Registrant will be exchanged for $21.50 in cash. Consummation of the Merger is subject to several conditions precedent including, among other things, the approval of Registrant's stockholders, regulatory approval and the receipt of a written fairness opinion by the Registrant that the consideration offered pursuant to the Agreement is fair from a financial point of view to the stockholders of the Registrant.

         The parties to the Agreement desire to consummate the merger during the first quarter of 2002. The Agreement will expire, however, if the transactions contemplated thereby have not occurred by June 30, 2002.

         For further details, reference is made to the Press Release and the Agreement which are attached hereto as Exhibits 99.1 and 99.2, respectively, and incorporated herein by this reference.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits
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Exhibit 99.1 -- Press Release dated September 4, 2001.
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Exhibit 99.2 -- Agreement and Plan of Merger dated September 4, 2001.
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


                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                     AMBANC HOLDING CO., INC.


Date:    September 6, 2001           By:   /s/John M. Lisicki
                                           -------------------------------------
                                           John M. Lisicki
                                           President and Chief Executive Officer